AETNA INC. 151 FARMINGTON AVENUE, RW61 HARTFORD, CT 06156

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [●], 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [●], 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[                    ] KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AETNA INC.
The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.	For	Against	Abstain
1.

To approve the issuance of Aetna Inc. common shares, par value $0.01 per share, to Humana Inc. stockholders in the merger between Echo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Aetna, and Humana Inc. pursuant to the Agreement and Plan of Merger, dated as of July 2, 2015, among Aetna Inc., Echo Merger Sub, Inc., Echo Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Aetna, and Humana Inc., as it may be amended from time to time (the “merger agreement”).

	☐	☐	☐
2.

To approve of the adjournment of the Special Meeting of Shareholders of Aetna Inc. if necessary to solicit additional proxies if there are not sufficient votes to approve the issuance of Aetna common shares pursuant to the merger agreement at the time of the Special Meeting of Shareholders of Aetna Inc.

	☐	☐	☐

HOUSEHOLDING CONSENT

Please indicate if you consent to receive a single copy of future notices of shareholder meetings, proxy statements and annual reports to shareholders for your household (Please note that each registered shareholder in your household will need to consent to this option.)

☐ ☐ Yes No

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of Shareholders of Aetna Inc. and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF SHAREHOLDERS OF

AETNA INC.

[DAY], [DATE], 2015, [TIME], Eastern Time, at [LOCATION]

Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the Special Meeting of Shareholders of Aetna Inc. (“Aetna”). Voting instructions appear on the reverse side of this card. Your vote is held in confidence by Aetna’s outside tabulator, Broadridge Financial Solutions, Inc.

NOTE: If you plan to attend the meeting, you must follow the admission and ticket request procedure in the accompanying joint proxy statement/prospectus. Aetna’s Corporate Secretary must receive your written request for an admission ticket on or before [●], 2015. You must present your admission ticket along with a government-issued photo identification (e.g., a driver’s license or passport) in order to be admitted to the Special Meeting of Shareholders of Aetna.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: The Aetna Notice of Special Meeting and joint proxy statement/prospectus are available at [www.aetna.com/proxymaterials].

[                    ]

Proxy – Aetna Inc.

Special Meeting of Shareholders of Aetna Inc.

THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS.

The undersigned hereby appoints Judith H. Jones and Mark T. Bertolini, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Special Meeting of Shareholders of Aetna Inc. to be held on [●], 2015 at [●] Eastern Time at [●] and at any adjournment or postponement thereof, upon all matters described in the accompanying joint proxy statement/prospectus that may properly come before the meeting, in accordance with my instructions on the reverse side of this proxy card, and in their discretion on any other matters that may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the notice of the Special Meeting of Shareholders of Aetna Inc., and the accompanying joint proxy statement/prospectus.

The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If you are voting with this proxy card, please mark your choices on the other side of this proxy card, sign it where indicated on the other side and promptly return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

If you vote by telephone or the Internet, please DO NOT mail back this Proxy Card.

THANK YOU FOR VOTING

(Proposals to be voted upon appear on reverse side of this Proxy Card.)